FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: September 07, 2017

FullCircle Registry, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-51918	61-1363026
(State or other jurisdiction or incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1125 Summit Drive, Shelbyville, KY 40065-9540
(Address of principal executive offices)

(502) 410-4500
Registrant's telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

A.) Departure of Directors or Certain Officers

Jon R. Findley resigned as Chairman of the Board & Chief Executive Officer of the Company, taking effect September 03, 2017. Mr. Findley is working closely with the Company to ensure a smooth transition of his responsibilities to his successor.

B.) Appointment of Officers:

The following Officers were appointed by the Board of Directors, to serve at the pleasure of the Board of Directors:

-Leigh Friedman – Chairman of the Board

-Leigh Friedman – Chief Executive Officer

Mr. Friedman currently resides in Meridian, Idaho. Prior to 2011, Leigh served as the General Manager of the Georgetown 14 Cinemas in Indianapolis. Mr. Friedman possesses a keen knowledge of our theater & the local demographics of our area. Mr. Friedman also was the former Owner & General Manager of The Movie Buff Theater, which he opened in Indianapolis in 2011. The theater was later sold to Studio Movie Grill, after Mr. Friedman revived it operationally. We believe Mr. Friedman’s knowledge of theater operations and marketing will be of great assistance to FullCircle moving forward.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FullCircle Registry, Inc.

Date: 09-07-2017

By: J. Leigh Friedman

Name: J. Leigh Friedman

Title: Chief Executive Officer